Exhibit 99.1

Hortonworks Reports Financial Results for Fourth Quarter and Full Year 2015

SANTA CLARA, Calif.—February 10, 2016—Hortonworks, Inc.® (NASDAQ: HDP) today announced financial results for the fourth quarter and full year 2015.

“We are pleased with our fourth quarter performance, which was highlighted by support subscription revenue growth of 146% year-over-year,” said Rob Bearden, chief executive officer and chairman of the board of directors of Hortonworks. “We more than doubled our customer base in 2015 and exited the year with over 800 customers. As evidenced by our 159% dollar-based net expansion rate over the trailing four quarters, we are excited to serve as the preferred IT partner during this transformational period in the data management industry.”

Fourth Quarter 2015 Financial Highlights:

•	Revenue: Total GAAP revenue was $37.4 million for the fourth quarter of 2015, an increase of 196 percent compared to the fourth quarter of 2014.

•	Gross Billings: Gross billings were $52.1 million for the fourth quarter of 2015, a 63 percent increase over gross billings of $31.9 million in the same period last year.

•	Gross Profit: Total GAAP gross profit was $21.7 million for the fourth quarter of 2015, compared to gross loss of $46.2 million in the same period last year. Non-GAAP gross profit for the fourth quarter of 2015 was $22.8 million, compared to $6.0 million in the fourth quarter of 2014. Non-GAAP gross margin was 61 percent for the fourth quarter of 2015, compared to 36 percent during the same period last year.

•	Operating Loss: GAAP operating loss for the fourth quarter of 2015 totaled $50.6 million, compared to a loss of $92.5 million during the fourth quarter last year. Non-GAAP operating loss for the fourth quarter of 2015 was $32.9 million, compared to a loss of $37.0 million for the same period last year.

•	Net Loss: GAAP net loss for the fourth quarter of 2015 was $50.2 million, or $1.11 per basic and diluted share, compared to a net loss of $90.6 million, or $5.38 per basic and diluted share, in the fourth quarter of 2014. Non-GAAP net loss for the fourth quarter of 2015 was $32.7 million, or $0.72 per basic and diluted share, compared to a net loss of $36.9 million, or $2.19 per basic and diluted share, in the same period last year.

•	Adjusted EBITDA: Adjusted EBITDA for the fourth quarter of 2015 resulted in a loss of $16.8 million, compared to a loss of $21.3 million for the fourth quarter of 2014.

•	Deferred Revenue: Deferred revenue was $106.8 million for the fourth quarter of 2015, a 16 percent increase over the $92.1 million reported as of September 30, 2015 and a 70 percent increase over the $62.9 million reported as of December 31, 2014.

•	Cash & Investments: As of December 31, 2015, Hortonworks had cash and investments of $96.9 million, compared to $116.3 million as of September 30, 2015 and $204.5 million as of December 31, 2014.

Full Year 2015 Financial Highlights:

•	Revenue: Total GAAP revenue was $121.9 million for the year ended December 31, 2015, an increase of 165 percent compared to last year.

•	Gross Billings: Gross billings were $165.9 million, a 90 percent increase over gross billings of $87.1 million in fiscal year 2014.

•	Gross Profit: Total GAAP gross profit was $66.8 million, compared to gross loss of $34.8 million in fiscal year 2014. Non-GAAP gross profit for the year was $69.5 million, compared to $19.8 million in fiscal year 2014. Non-GAAP gross margin was 57 percent for fiscal year 2015, compared to 38 percent in fiscal year 2014.

•	Operating Loss: GAAP operating loss totaled $179.6 million, compared to a loss of $173.5 million during fiscal year 2014. Non-GAAP operating loss for the year was $133.6 million, compared to a loss of $105.7 million for fiscal year 2014.

•	Net Loss: GAAP net loss for the year was $179.1 million, or $4.13 per basic and diluted share, compared to a net loss of $177.4 million, or $24.16 per basic and diluted share, in fiscal year 2014. Non-GAAP net loss for fiscal year 2015 was $133.3 million, or $3.08 per basic and diluted share, compared to a net loss of $105.5 million, or $14.37 per basic and diluted share, in fiscal year 2014.

•	Adjusted EBITDA: Adjusted EBITDA for the year resulted in a loss of $85.3 million for fiscal year 2015, compared to a loss of $69.5 million for fiscal year 2014.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release.

Recent Business Highlights

•	Booz Allen Hamilton. In February 2016, Hortonworks and Booz Allen Hamilton announced a strategic alliance to advance business transformation. Through this alliance, clients across the federal and commercial sectors will now seamlessly access both Hortonworks Data Platform (“HDP™”) and Booz Allen’s expertise to build and gain transformational insights.

•	Partnerworks. In January 2016, Hortonworks announced Partnerworks, a comprehensive global program to support and enable partners selling, implementing and innovating with Hortonworks solutions. The Partnerworks program allows partners to access, align with and gain support from Hortonworks’ open source technology experts and go-to-market capabilities. Partnerworks also offers new and more extensive trainings, access to deep technical resources and new certifications. The new program will help partners accelerate their business while providing best-in-class solutions for customers.

•	Arkena. In January 2016, Hortonworks announced that Arkena, one of Europe’s leading media services companies, is using HDP to provide its media customers with an advanced analytics platform to deliver content to OTT customers through its content delivery network. The Apache Hadoop-powered platform enables Arkena to better serve customers’ needs for real-time data analysis.

•	Munich Re. In December 2015, Hortonworks announced that Munich Re, one of the world’s leading reinsurers, became a Hortonworks customer. Multiple Munich Re business units will benefit from its newly created data lake platform which leverages HDP for specific business analytics use cases as well as big data applications.

•	Apache Spark and Hortonworks Community Connection. In December 2015, Hortonworks announced coming advancements of HDP with the in-memory analytic capabilities of Spark. Specifically, Apache Spark 1.5.2 will include support for Spark SQL and Spark Streaming. Hortonworks’ commitment to Spark is focused on helping customers accelerate data science, maintain seamless data access, drive innovation at the core and ultimately scale for the enterprise. In addition, Hortonworks launched Hortonworks Community Connection, a new online collaboration destination for developers, DevOps, customers and partners to get answers to questions, collaborate on technical articles and share code examples from GitHub.

•	Billy Mobile. In November 2015, Hortonworks announced that Billy Mobile, the fast-growing mobile marketing company, adopted HDP for data collection, processing and analysis for significantly more flexibility, scale and reliability than had previously been possible. By partnering with Hortonworks, Billy Mobile is positioned for continuous growth by leveraging Big Data to successfully serve the demanding telco and advertising markets.

•	SmartSense. In October 2015, Hortonworks announced that it is delivering proactive issue resolution and personalized Hadoop cluster insights to all of its HDP support subscription customers through its SmartSense™ technology. For Hortonworks’ support subscription customers, Hortonworks SmartSense delivers the industry’s first proactive monitoring features to build, manage and scale a Hadoop cluster.

Financial Outlook

As of February 10, 2016, Hortonworks is providing the following non-GAAP financial outlook for its first quarter and full year 2016:

For the first quarter of 2016, we expect:

•	Total revenue to be $39.5 million.

•	Gross billings to be $49.5 million.

•	Adjusted EBITDA to be a loss of $23.5 million.

For the full year 2016, we expect:

•	Total revenue to be $188.0 million.

•	Gross billings to be $261.0 million.

•	Adjusted EBITDA to be a loss of $55.0 million.

Fourth Quarter and Full Year 2015 Earnings Conference Call and Webcast Details

Hortonworks will hold a conference call and webcast today to discuss the results and outlook at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) on Wednesday, February 10, 2016. Interested parties may access the call by dialing (877) 930-7786 in the U.S. or (253) 336-7423 from international locations. In addition, a live audio webcast of the conference call will be available on the Hortonworks Investor Relations website at http://investors.hortonworks.com.

Shortly after the conclusion of the conference call, a replay of the audio webcast will be available on the Hortonworks Investor Relations website for approximately seven days.

Statement regarding use of non-GAAP financial measures

The Company reports non-GAAP results for revenue, gross profit and margins, operating loss and margins, net loss, basic and diluted net loss per share, adjusted EBITDA and gross billings in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The Company’s financial measures under GAAP include stock-based compensation expense, contra-revenue, acquisition-related items, amortization of intangible assets, depreciation expense, and other income/expense, net. Management believes the presentation of operating results that exclude these items provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of operating results across reporting periods. Management also believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing the Company’s past and future operating performance.

Non-GAAP revenue is calculated as GAAP revenue excluding the non-GAAP contra-revenue adjustments associated with the issuance of equity to an affiliate of AT&T. Management believes non-GAAP revenue offers investors useful supplemental information regarding the performance of our business, and will help investors better understand our business.

Gross Billings are calculated as non-GAAP revenue plus the change in total deferred revenue. Management believes gross billings offer investors useful supplemental information regarding the performance of our business, and will help investors better understand our business.

Non-GAAP gross profit is calculated as non-GAAP revenue less our non-GAAP cost of revenue. Management believes non-GAAP gross profit offers investors useful supplemental information regarding the performance of our business, and will help investors better understand our business.

Non-GAAP gross margin is calculated as non-GAAP gross profit divided by non-GAAP revenue. Management believes non-GAAP gross margin offers investors useful supplemental information regarding the performance of our business, and will help investors better understand our business.

Non-GAAP operating loss is calculated as GAAP operating loss plus non-GAAP revenue adjustments and non-GAAP cost of revenue and operating expense adjustments. Management believes non-GAAP operating loss offers investors useful supplemental information regarding the performance of our business, and will help investors better understand our business.

Non-GAAP operating margin is calculated as non-GAAP operating loss divided by non-GAAP revenue. Management believes non-GAAP operating margin offers investors useful supplemental information regarding the performance of our business, and will help investors better understand our business.

Non-GAAP net loss is calculated as GAAP net loss plus non-GAAP revenue adjustments and non-GAAP cost of revenue and operating expense adjustments. Management believes non-GAAP net loss offers investors useful supplemental information regarding the performance of our business, and will help investors better understand our business.

Non-GAAP net loss per basic and diluted share is calculated as non-GAAP net loss divided by the weighted average shares outstanding for the period. Management believes non-GAAP net loss per basic and diluted share offers investors useful supplemental information regarding the performance of our business, and will help investors better understand our business.

Adjusted EBITDA is calculated as gross billings minus non-GAAP cost of revenue and operating expenses plus adjustments to non-GAAP cost of revenue and operating expenses. Management believes adjusted EBITDA offers investors useful supplemental information regarding the performance of our business, and will help investors better understand our business.

Use of forward-looking statements

This release contains “forward-looking statements” regarding our performance, including in the section titled “Financial Outlook.” Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

The important factors that could cause actual results to differ materially from those in any forward-looking statements include, but are not limited to, the following: (i) we have a history of losses, and we may not become profitable in the future, (ii) we have a limited operating history, which makes it difficult to predict our future results of operations, and (iii) we do not have an adequate history with our support subscription offerings or pricing models to accurately predict the long-term rate of support subscription customer renewals or adoption, or the impact these renewals and adoption will have on our revenues or results of operations.

Further information on these and other factors that could affect our financial results and the forward-looking statements in this press release are included in our Form 10-K filed on March 27, 2015, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 filed November 4, 2015 and our final prospectus dated February 1, 2016 and filed on February 2, 2016, or in other filings we make with the Securities Exchange Commission from time to time, particularly under the caption Risk Factors.

We undertake no obligation, and do not intend, to update these forward-looking statements.

About Hortonworks

Hortonworks is the leader in accelerating business transformations with Open Enterprise Hadoop by developing, distributing and supporting an enterprise-scale data platform built entirely on open source technology including Apache™ Hadoop®. Our team comprises the largest contingent of builders and architects within the Hadoop ecosystem who represent and lead the broader enterprise requirements within these communities.

The Hortonworks Data Platform provides an open platform that deeply integrates with existing IT investments and upon which enterprises can build and deploy Hadoop-based applications.

Hortonworks has deep relationships with the key strategic data center partners that enable our customers to unlock the broadest opportunities from Hadoop.

For more information, visit www.hortonworks.com. Join us at the Apache Hadoop 10 year anniversary party, held at Hadoop Summit Europe and North America in 2016.

Hortonworks, HDP and SmartSense are registered trademarks or trademarks of Hortonworks, Inc. and its subsidiaries in the United States and other jurisdictions.

Hortonworks, Inc.

Unaudited Condensed Consolidated Statement of Operations

(in thousands, except share and per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
Support subscription and professional services revenue:
Support subscription	$25,555	$6,368	$77,728	$25,558
Professional services	11,866	6,292	44,216	20,490

Total support subscription and professional services revenue	37,421	12,660	121,944	46,048
Cost of revenue:
Support subscription	4,491	49,812	13,705	52,687
Professional services	11,206	9,067	41,466	28,192

Total cost of revenue	15,697	58,879	55,171	80,879

Gross profit (loss)	21,724	(46,219)	66,773	(34,831)
Operating expenses:
Sales and marketing	37,969	26,142	133,052	70,695
Research and development	20,407	11,501	66,645	37,771
General and administrative	13,901	8,597	46,669	26,231
Contribution of acquired technology to the Apache Software Foundation	—	—	—	3,971

Total operating expenses	72,277	46,240	246,366	138,668

Loss from operations	(50,553)	(92,459)	(179,593)	(173,499)
Other income (expense), net	422	1,911	908	(4,977)

Loss before income tax	(50,131)	(90,548)	(178,685)	(178,476)
Income tax expense (benefit)	103	85	432	(1,111)

Net loss	$(50,234)	$(90,633)	$(179,117)	$(177,365)

Net loss per share of common stock, basic and diluted	$(1.11)	$(5.38)	$(4.13)	$(24.16)

Weighted average shares used in computing net loss per share of common stock, basic and diluted	45,384,975	16,846,018	43,318,044	7,341,465

Hortonworks, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	December 31, 2015	December 31, 2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$35,748	$129,084
Short-term investments	58,553	75,381
Accounts receivable, net	53,913	32,900
Prepaid expenses and other current assets	5,276	3,728

Total current assets	153,490	241,093
Property and equipment, net	15,422	11,182
Long-term investments	2,592	—
Goodwill	34,333	2,119
Intangible assets	4,002	—
Other non-current assets	872	304
Restricted cash	1,308	1,341

TOTAL ASSETS	$212,019	$256,039

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$6,365	$7,087
Accrued compensation and benefits	12,685	9,913
Accrued expenses and other current liabilities	14,989	6,333
Deferred revenue	90,407	50,280

Total current liabilities	124,446	73,613
Long-term deferred revenue	16,372	12,643
Other long-term liabilities	3,610	2,713

TOTAL LIABILITIES	144,428	88,969

STOCKHOLDERS’ EQUITY:
Common stock, par value of $0.0001 per share—500,000,000 shares authorized as of December 31, 2015 and December 31, 2014; 45,692,391 and 40,987,583 shares issued and outstanding as of December 31, 2015 and December 31, 2014, respectively	5	4
Additional paid-in capital	518,986	439,005
Accumulated other comprehensive loss	(546)	(202)
Accumulated deficit	(450,854)	(271,737)

TOTAL STOCKHOLDERS’ EQUITY	67,591	167,070

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$212,019	$256,039

Hortonworks, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(In thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(50,234)	$(90,633)	$(179,117)	$(177,365)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,438	485	4,499	1,204
Amortization of intangible asset	222	—	393	—
Amortization of premiums from investments	193	346	949	921
Stock-based compensation expense	17,220	3,541	40,939	9,032
Contra-revenue adjustment related to share purchase agreement	—	—	—	2,040
Loss on disposal of assets	2	30	522	118
Loss on early exit of lease	—	(41)	—	407
Contribution of acquired technology to the Apache Software Foundation	—	—	—	3,971
Deferred income tax benefit	(140)	—	(140)	(1,279)
Common stock warrant, including change in fair value	—	(1,795)	—	5,391
Contra revenue and cost of revenue adjustment related to vesting of the 2011 Yahoo! Warrant	—	52,000	—	52,000
Other	14	—	14	—
Changes in operating assets and liabilities:
Accounts receivable	(8,370)	(11,594)	(21,629)	(20,188)
Prepaid expenses and other current assets	783	(608)	(1,519)	(2,716)
Other assets	146	(99)	(580)	(282)
Accounts payable	1,570	(201)	1,648	906
Accrued expenses and other current liabilities	2,083	(4,949)	6,154	(4,287)
Accrued compensation and benefits	1,272	4,745	2,801	5,891
Deferred revenue	15,233	15,203	44,381	34,995
Other long-term liabilities	(211)	485	1,349	1,377

Net cash used in operating activities	(18,779)	(33,085)	(99,336)	(87,864)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of investments	(11,643)	(2,022)	(102,631)	(86,780)
Proceeds from maturities of investments	41,493	10,500	118,510	23,620
Acquisitions, net	—	—	(3,541)	(2,996)
Issuance of promissory note receivable	—	—	(2,500)	—
Change in restricted cash	—	(175)	31	(366)
Purchases of property and equipment	(1,466)	(4,392)	(12,839)	(6,276)

Net cash provided by (used in) investing activities	28,384	3,911	(2,970)	(72,798)

Hortonworks, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows (continued)

(In thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of preferred stock, net of issuance costs	—	—	—	149,547
Proceeds from initial public offering, net of issuance costs	—	112,732	—	110,359
Payments for deferred offering costs	—	—	(835)	—
Proceeds from issuance of common stock	1,665	956	10,417	2,580
Proceeds from payments on promissory notes	—	4,746	—	4,865
Repurchase of restricted shares related to promissory notes	—	(2,909)	—	(2,909)
Payment of capital lease liability	(170)	—	(170)	—

Net cash provided by financing activities	1,495	115,525	9,412	264,442

Effect of foreign currency exchange rates on cash and cash equivalents	(442)	—	(442)	—
Net increase (decrease) in cash and cash equivalents	10,658	86,351	(93,336)	103,780
Cash and cash equivalents—Beginning of period	25,090	42,733	129,084	25,304

Cash and cash equivalents—End of period	$35,748	$129,084	$35,748	$129,084

Reconciliation of GAAP to Non-GAAP

(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
Non-GAAP Revenue:
GAAP revenue	$37,421	$12,660	$121,944	$46,048
Contra-revenue	—	4,047	65	6,087

Non-GAAP revenue	$37,421	$16,707	$122,009	$52,135

Gross Billings:
Non-GAAP revenue	$37,421	$16,707	$122,009	$52,135
Deferred revenue — end of period	106,779	62,923	106,779	62,923
Less: Deferred revenue — beginning of period	(92,071)	(47,720)	(62,923)	(27,928)

Total change in deferred revenue	14,708	15,203	43,856	34,995

Gross billings	$52,129	$31,910	$165,865	$87,130

Non-GAAP Gross Profit and Margin:
Gross profit (loss)	$21,724	$(46,219)	$66,773	$(34,831)
Stock-based compensation expense	1,086	261	2,702	580
Contra-revenue	—	4,047	65	6,087
Cost of revenue adjustment for 2014 Yahoo! Warrant	—	47,953	—	47,953

Non-GAAP gross profit	$22,810	$6,042	$69,540	$19,789

Gross margin percentages:
GAAP	58%	(365)%	55%	(76)%
Non-GAAP	61%	36%	57%	38%
Non-GAAP Operating Loss and Margin:
Operating loss	$(50,553)	$(92,459)	$(179,593)	$(173,499)
Stock-based compensation expense	17,220	3,541	40,939	9,032
Contra-revenue	—	4,047	65	6,087
Cost of revenue adjustment for 2011 Yahoo! Warrant	—	47,953	—	47,953
Acquisition-related retention bonus	210	—	4,048	—
Amortization of intangible	222	—	393	—
Contribution of acquired developed technology to the Apache Foundation	—	—	—	3,971
Loss on asset write-off	—	—	503	—
Loss on early exit of lease	—	(41)	—	407
Other	—	—	—	338

Non-GAAP operating loss	$(32,901)	$(36,959)	$(133,645)	$(105,711)

Operating margin percentages:
GAAP	(135)%	(730)%	(147)%	(377)%
Non-GAAP	(88)%	(221)%	(110)%	(203)%

Reconciliation of GAAP to Non-GAAP (continued)

(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
Non-GAAP Net Loss and Net Loss per Share:
Net loss	$(50,234)	$(90,633)	$(179,117)	$(177,365)
Stock-based compensation expense	17,220	3,541	40,939	9,032
Contra-revenue	—	4,047	65	6,087
Cost of revenue adjustment for 2011 Yahoo! Warrant	—	47,953	—	47,953
Acquisition-related retention bonus	210	—	4,048	—
Amortization of intangible	222	—	393	—
Contribution of acquired developed technology to the Apache Foundation	—	—	—	3,971
Loss on asset write-off	—	—	503	—
Loss on early exit of lease	—	(41)	—	407
2014 Yahoo! common stock warrant	—	(1,795)	—	5,391
Tax benefit related to acquisitions	(140)	—	(140)	(1,279)
Other	—	—	—	338

Non-GAAP net loss	$(32,722)	$(36,928)	$(133,309)	$(105,465)

Weighted average shares	45,384,975	16,846,018	43,318,044	7,341,465
Non-GAAP net loss per share	$(0.72)	$(2.19)	$(3.08)	$(14.37)
Adjusted EBITDA:
Gross billings	$52,129	$31,910	$165,865	$87,130
Less: Cost of revenue	(15,697)	(58,879)	(55,171)	(80,879)
Less: Operating expenses	(72,277)	(46,240)	(246,366)	(138,668)
Add: Non-GAAP cost of revenue and operating expense adjustments:
Stock-based compensation expense	17,220	3,541	40,939	9,032
Depreciation expense	1,438	485	4,499	1,204
Cost of revenue adjustment for 2011 Yahoo! Warrant	—	47,953	—	47,953
Acquisition-related retention bonus	210	—	4,048	—
Amortization of intangible	222	—	393	—
Contribution of acquired developed technology to the Apache Foundation	—	—	—	3,971
Loss on asset write-off	—	—	503	—
Loss on early exit of lease	—	(41)	—	407
Other	—	—	—	338

Adjusted EBITDA	$(16,755)	$(21,271)	$(85,290)	$(69,512)

Stock-based compensation expense by function:
Cost of revenue	$1,086	$261	$2,702	$580
Sales and marketing	4,806	903	11,688	1,881
Research and development	6,942	1,111	15,193	2,257
General and administrative	4,386	1,266	11,356	4,314

Stock-based compensation expense	$17,220	$3,541	$40,939	$9,032

For Additional Information Contact:

Brian Marshall

VP, Corporate Development

bmarshall@hortonworks.com

650-305-7806